EXHIBIT 21
              SUBSIDIARIES OF CCC INFORMATION SERVICES GROUP INC.

CCC  INFORMATION  SERVICES  INC.
CERTIFIED  COLLATERAL  CORPORATION  OF  CANADA,  LTD.
CCC  CONSUMER  SERVICES  INC.
CCC  CONSUMER  SERVICES  SOUTHEAST  INC.
RAYFIELD  LIMITED  (DBA  CCC  INTERNATIONAL)
CCC  PARTSCO  HOLDINGS,  INC.
ASSET  MANAGEMENT  INC.
CREDIT  CARD  SERVICE  CORPORATION